Exhibit 10.4
HARRIS CORPORATION
2005 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective August 27, 2010)
1. Purpose of the Plan. The purpose of the Harris Corporation 2005 Equity Incentive Plan is to promote the long-term growth and performance of the Company and to increase shareholder value by providing long-term incentive awards to employees and directors. The Plan is intended to: (i) further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities which may be tied to the performance of the Common Stock and by encouraging Common Stock ownership by officers, employees, and directors; and (ii) assist in the attraction, retention and motivation of selected individuals. The Plan is hereby amended and restated, effective August 27, 2010.
2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
     “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest, as determined by the Board Committee.
     “Award” means a Cash-Based Unit, Deferred Unit, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Unit, Stock Appreciation Right, or other Share-Based Award granted under the Plan.
     “Award Agreement” means any written or electronic agreement or other certificate, instrument, notice or document setting forth the terms and conditions of an Award granted to a Participant and includes any Cash-Based Unit Award Agreement, Deferred Unit Award Agreement, Option Agreement, Performance Share Award Agreement, Performance Unit Award Agreement, Restricted Stock Award Agreement, Restricted Unit Award Agreement, and Stock Appreciation Right Agreement. The Board Committee may, but need not, require an Award Agreement to be signed by a Participant as a precondition to receiving an Award.
     “Board” means the Board of Directors of the Company.
     “Board Committee” means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of three or more Independent Directors, and which initially shall be the Management Development and Compensation Committee of the Board.
     “Cash-Based Unit” means an award denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to $1.00 or such other value as is determined by the Board Committee.
     “Cash-Based Unit Award Agreement” shall have the meaning set forth in Section 5.1.
     “Change in Control” shall have the meaning set forth in Section 11.
     “Code” means the Internal Revenue Code of 1986, as amended.

     “Common Stock” means the common stock of the Company, $1.00 par value per share, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 3.2.
     “Company” means Harris Corporation, a Delaware corporation.
     “Deferred Unit” means an award denominated in units, granted pursuant to Section 10.1, where each unit is equal in value to one Share.
     “Deferred Units Account” means a bookkeeping account in the name of a Non-Employee Director established pursuant to Section 10.1 to which Deferred Units are credited.
     “Deferred Unit Award Agreement” shall have the meaning set forth in Section 10.1.
     “Director” means a member of the Board.
     “Dividend Equivalents” means, on any record date, the amount of cash or other distributions (but excluding any distributions of Common Stock) equal in value to the dividends or distribution payable on shares of Common Stock as declared by the Board with respect to such dividend or distribution payment date.
     “Employee” means an employee of the Company, any Subsidiary or any Affiliate, including any officers or Executive Officers (whether or not a Director), who is treated as an employee in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) leased or otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise. Notwithstanding the foregoing, for purposes of Awards made pursuant to Section 12(b), the term “Employee” shall also include any person who provides services to the Company, any Subsidiary or any Affiliate that are equivalent to those typically provided by an employee.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Executive Officer” means any Participant the Board has designated as an executive officer of the Company for purposes of reporting under Section 16 of the Exchange Act.
     “Fair Market Value” means, as of any particular date, the fair market value of a Share on such date as determined by the Board Committee. Unless otherwise determined by the Board Committee, the fair market value of a Share shall be the closing price per Share of the Common Stock as reported on the New York Stock Exchange consolidated transaction reporting system on the applicable date or, if no such closing price is available on such date, on the preceding day upon which such closing price is available.
     “Full-Value Awards” means Awards that result in the Company transferring the full value of any underlying Share granted pursuant to an Award. Full-Value Awards will include all Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Stock, Restricted Units, and all other Share-Based Awards, but will not include Options or SARs.
     “Grant Date” means the date on which the grant of an Award is made by the Board Committee, or such later date as the Board Committee may specify to be the effective date of an Award.
     “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
     “Independent Director” means a Director who is not an Employee and who qualifies as (i) a “Non-Employee Director” under Rule 16b-3(b)(3) under the Exchange Act, (ii) an “outside director” under Section 162(m) of the Code, and (iii) an “Independent Director” under the rules and listing standards adopted by the New York Stock Exchange or any other exchange upon which the Common Stock is listed for trading.
     “Non-Employee Director” means a Director who is not an Employee.
     “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7.1. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options.
     “Option Agreement” shall have the meaning set forth in Section 7.1.
     “Option Price” means the purchase price of each Share underlying an Option.
     “Participant” means any Employee or Non-Employee Director holding an outstanding Award.
     “Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Awards that are subject to the achievement of performance objectives. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, business unit, department or function with the Company in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. The Board Committee may grant Awards subject to Performance Objectives that are Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be based on one or more, or a combination of the following criteria: return on equity; diluted earnings per share; total earnings; earnings growth; return on capital; return on invested capital*; return on assets; return on sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization*; revenue; revenue growth; gross margin; return on investment; increase in the fair market value of shares; share price (including, but not limited to, growth measures and total stockholder return); operating profit; net earnings; margins*; new product introduction*; business efficiency measures*; sustainability, including energy or materials utilization*; cash flow (including, but not limited to, operating cash flow and free cash flow); inventory turns; financial return ratios; market share; earnings measures/ratios; economic value added; balance sheet measurements (such as receivable turnover); internal rate of return; customer satisfaction surveys; or productivity. Performance Objectives applicable to Awards that are not Qualified Performance-Based Awards shall not be limited to the categories listed above, and with respect to such Awards the Board Committee may designate any other types or categories of Performance Objectives as it shall determine, including categories involving individual performance and subjective targets. With respect to an Award intended to be a Qualified Performance-Based Award, the Board Committee shall establish in writing the Performance Objectives and any related formula or matrix not later than ninety (90) calendar days after the beginning of the Performance Period and otherwise shall satisfy the applicable requirements under Section 162(m) of the Code.
     “Performance Period” means the period of time (not less than one year) established by the Board

*	These Performance Objectives are subject to approval by the shareholders of the Company.

Committee for achievement of Performance Objectives under Section 5.1.
     “Performance Share” means an award granted pursuant to Section 5.1 of actual Shares issued to a Participant that is evidenced by book-entry registration or a certificate in the name of the Participant and to be settled in Shares.
     “Performance Share Award Agreement” shall have the meaning set forth in Section 5.1.
     “Performance Unit” means an award, denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to one Share.
     “Performance Unit Award Agreement” shall have the meaning set forth in Section 5.1.
     “Permitted Transferees” shall have the meaning set forth in Section 13.5.
     “Plan” means this Harris Corporation 2005 Equity Incentive Plan (as amended and restated effective August 27, 2010) and as further amended from time to time.
     “Plan Effective Date” shall have the meaning set forth in Section 13.17(a).
     “Predecessor Plans” shall mean (i) the Harris Corporation 2000 Stock Incentive Plan (the “2000 Stock Incentive Plan”), as in effect on the Plan Effective Date, and (ii) the Harris Corporation Stock Incentive Plan, as in effect on the effective date of the 2000 Stock Incentive Plan.
     “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
     “Restricted Stock” means an award granted pursuant to Section 6.1 of actual Shares issued to a Participant that is evidenced by book-entry registration or a certificate in the name of the Participant and to be settled in Shares.
     “Restricted Stock Award Agreement” shall have the meaning set forth in Section 6.1.
     “Restricted Unit” means an award, denominated in units, granted pursuant to Section 6.1, where each unit is equal in value to one Share.
     “Restricted Unit Award Agreement” shall have the meaning set forth in Section 6.1.
     “Restriction Period” means the period of time specified in an Award Agreement during which certain restrictions as to vesting and as to the sale or other disposition of Restricted Stock or Restricted Units awarded under the Plan remain in effect under Section 6.1. If the Restriction Period will lapse by the passage of time, each such grant or sale of Restricted Stock or Restricted Units will be subject to a Restriction Period of not less than three years, as determined by the Board Committee at the Grant Date, but to the extent permitted by Section 409A of the Code, such Restriction Period may be modified or lapse earlier in the event of a Change in Control.
     “Share-Based Award” means any award granted under Section 9.
     “Share Change” shall have the meaning set forth in Section 3.2.

     “Shares” means shares of Common Stock, subject to adjustments made under Section 3.2 or by operation of law.
     “Stock Appreciation Right” or “SAR” means the right to receive a cash payment and/or Shares from the Company equal in value to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such Shares, which right is granted pursuant to Section 8.1.
     “Stock Appreciation Right Agreement” shall have the meaning set forth in Section 8.1.
     “Subsidiary” means any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power; provided that in the case of an Incentive Stock Option, means a “subsidiary corporation,” whether now or hereafter existing as defined in Section 424(f) of the Code.
     “Substitute Awards” means Awards granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. Any such assumption, substitution or exchange shall occur in compliance with the requirements of Section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).
3. Shares Subject to Plan.
     3.1 Shares Available for Awards.
          (a) Maximum Share Limitations. Subject to adjustment as provided in Section 3.2, the maximum aggregate number of Shares that may be issued or delivered under the Plan is Twenty Million (20,000,000) Shares. Any Shares underlying Full-Value Awards that are issued or delivered under the Plan shall be counted against the Twenty Million (20,000,000) Share limit described above as 1.60 Shares for every one Share issued or delivered in connection with such Award. To the extent that a Share that was subject to an Award that counted as 1.60 Shares against the Plan reserve pursuant to the preceding sentence becomes again available for grant under the Plan as set forth in Section 3.1(b), the Plan reserve shall be credited with 1.60 Shares. In no event shall the number of Cash-Based Units required to be delivered to a Participant in Shares exceed the dollar value of the maximum number of Cash-Based Units that could be earned divided by one-half of the Fair Market Value of a Share on the Grant Date. Subject to adjustment pursuant to Section 3.2, no more than Seven Million (7,000,000) Shares shall be available for issuance pursuant to Incentive Stock Options under the Plan. Subject to adjustment pursuant to Section 3.2, no more than One Million (1,000,000) Shares may be issued or delivered as Share-Based Awards under Section 9 and no more than One Million (1,000,000) Shares may be issued or delivered to Non-Employee Directors under Section 10. Shares to be issued or delivered pursuant to the Plan may be authorized and unissued Shares, treasury Shares, or any combination thereof.
          (b) Forfeitures, Terminations and Cash-Outs. In addition to the Shares authorized in Section 3.1(a), to the extent any Shares under the Predecessor Plans are forfeited, or any award under the Predecessor Plans otherwise terminates without the issuance of some or all of the Shares underlying the award to a participant or if any option under the Predecessor Plans terminates without having been exercised in full, the Shares underlying such award, to the extent of any such forfeiture or termination, shall be available for future grant under the Plan and credited toward the Plan limit. Further, for the avoidance of doubt, to the extent any Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Units, Restricted Stock, or Share-Based Awards subject to an Award hereunder are forfeited, or any such Award otherwise terminates without the issuance or delivery of some or all of the Shares underlying the Award to a Participant, or if any Option or SAR terminates without having been exercised in full, the Shares underlying such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If the benefit provided by any Award granted under the Plan is (or can only be) paid in cash, any Shares that were (or are) covered by that Award shall again be available for grant under the Plan.
          (c) Limitations on Reissuance of Shares. Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for Federal, state, city, local, or foreign taxes incurred in connection with the exercise or earning of any Award under the Plan or under the Predecessor Plans will not become available for future grants under the Plan. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised and settled in Shares, the Shares subject to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan as one Share for every one Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise.
          (d) Individual Participant Limitations. Subject to adjustment pursuant to Section 3.2, the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any one Participant during any fiscal year shall be One Million (1,000,000) Shares in the aggregate, including grants under the Predecessor Plans. Subject to adjustment pursuant to Section 3.2, the initial targeted number of Shares subject to awards of Performance Shares, Performance Units or other Full-Value Awards (that are subject to Performance Objectives) granted to any one Participant during any fiscal year shall not exceed Five Hundred Thousand (500,000) Shares in the aggregate, including grants under the Predecessor Plans, and in no event shall the number of Shares ultimately issued to a Participant pursuant to such awards of Performance Shares, Performance Units or other Full-Value Awards (that are subject to Performance Objectives) exceed 200% of the initial targeted number of Shares. In no event will any Participant in any fiscal year receive awards of Cash-Based Units having an aggregate maximum value as of their respective Grant Dates in excess of $6,000,000.
          (e) Substitute Awards. Any Common Stock or Award issued by the Company through the assumption or substitution of outstanding grants from a corporation or entity acquired by or combined with the Company shall not reduce the Shares available for Awards under the Plan.
     3.2 Adjustments.
          (a) Adjustment to Common Stock. In the event of a stock dividend, stock split, reverse stock split, share combination or similar events, altering the value of a Share, or the number of Shares outstanding (each, a “Share Change”), the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the exercise price, base price, purchase price or Option Price and other relevant provisions of the Plan and outstanding Awards shall be proportionately and automatically adjusted as necessary to reflect the Share Change and to preserve the value of the Awards. Such adjustment shall be made by the Board Committee or the Board, whose determination in that respect shall be final, binding and conclusive. Any adjustment pursuant to this Section 3.2(a) shall be made in compliance with the requirements of Section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).
          (b) Reorganizations, Mergers, Etc. Subject to Section 12, the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the exercise price, base price, purchase price or Option

Price and other relevant provisions of the Plan and outstanding Awards shall be adjusted by the Board Committee or the Board, in its discretion to reflect a change in the capitalization of the Company, including but not limited to, a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out, extraordinary cash dividends, or other distribution of assets to shareholders or other similar corporate transaction or event. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation or reorganization, liquidation, or dissolution, any Award shall pertain to the securities or other property which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with such event. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment or substitution pursuant to this Section 3.2(b) shall be made in compliance with the requirements of Section 409A of the Code (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).
4. Administration of Plan; Eligibility.
     4.1 Administration by the Board and Board Committee.
          (a) Powers of Board Committee; Discretion. The Plan shall be administered by the Board Committee. Subject to the terms of the Plan, the Board Committee shall have such powers and authority as may be necessary or appropriate for the Board Committee to carry out its functions as described in the Plan. The Board Committee shall have the authority in its discretion to determine: (i) which individuals shall receive Awards, (ii) the types of Awards to be made under the Plan, (iii) the number of Shares underlying Awards or amount of cash, in the case of Cash-Based Unit Awards, (iv) the other terms and conditions of such Awards, including the Option Price, exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the Performance Objectives and other terms and conditions of an Award, and (v) whether the Performance Objectives have been achieved. Determinations by the Board Committee under the Plan, including, without limitation, determinations of the Participants, the form, amount, and timing of Awards, and the terms and provisions of Awards and the Award Agreements evidencing Awards, need not be uniform and may be made selectively among Participants and individuals who receive or are eligible to receive Awards. The Board Committee shall have the full power, discretion and authority to interpret the Plan and the Award Agreements, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any Award Agreement or instrument executed in connection herewith, and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Board Committee may impose conditions with respect to an Award, such as limiting solicitation of employees or former employees or limiting competitive employment or other activities. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. All such interpretations, rules, regulations and determinations shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes. Notwithstanding anything in the Plan to the contrary, the Board Committee designated by the Board to administer the Plan may be different for purposes of administering Awards made to Employees and Awards made to Non-Employee Directors.
          (b) Board Authority. If the Board Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Board Committee.

          (c) Delegation. The Board Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Board Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Board Committee shall determine. The Board Committee may also, either concurrently or otherwise, delegate all or any portion of such authority to a committee of the Board consisting of or including any one or more Directors who also serve as officers of the Company. In no event shall any such delegation of authority be permitted with respect to Awards to any Director, Executive Officer or any person subject to Section 162(m) of the Code. The Board Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Board Committee’s authority is delegated to officers or employees in accordance with the foregoing, all references in the Plan relating to the Board Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Board Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Board Committee and shall be deemed for all purposes of the Plan to have been taken by the Board Committee.
          (d) Limitation on Liability. No member of the Board or Board Committee nor any officer or employee delegated authority by the Board Committee pursuant to Section 4.1(c), shall be liable for any action or determination made in good faith by the Board or Board Committee or such officer or employee with respect to the Plan or any Award.
     4.2 Eligibility. All Employees and Non-Employee Directors are eligible to be designated by the Board Committee to receive Awards and become Participants under the Plan; provided, however, that only Non-Employee Directors are eligible to receive Deferred Units under Section 10 and all Non-Employee Directors are eligible to receive such Deferred Units without regard to whether the Board Committee has designated a Non-Employee Director as eligible to receive Deferred Units; and provided further, that an employee of an Affiliate shall be designated by the Board Committee as a recipient of an Option or SAR only if Common Stock qualifies, with respect to such recipient, as “service recipient stock” within the meaning set forth in Section 409A of the Code. In selecting Employees and Non-Employee Directors to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Board Committee shall consider any and all factors that it deems relevant or appropriate.
5. Performance Share Awards, Performance Unit Awards and Cash-Based Unit Awards.
     5.1 Awards. Performance Share Awards, Performance Unit Awards and Cash-Based Unit Awards may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Except as provided in Section 11 or as otherwise provided or determined by the Board Committee, the release of such Performance Share Awards or the payment of Cash-Based Unit Awards, and Performance Unit Awards, as applicable, to the Participant subject to such awards shall be contingent upon (i) the degree of attainment of the applicable Performance Objectives during the Performance Period as shall be determined by the Board Committee, (ii) the expiration of the Performance Period, and (iii) such other terms and conditions as set forth in the applicable Award Agreement. Each award under this Section 5.1 of Performance Shares shall be evidenced by an Award Agreement (“Performance Share Award Agreement”), each award under this Section 5.1 of Performance Units shall be evidenced by an Award Agreement (“Performance Unit Award Agreement”), and each award under this Section 5.1 of Cash-Based Unit Awards shall be evidenced by an Award Agreement (“Cash-Based Unit Award Agreement”), which shall specify or confirm the applicable Performance Objectives, the Performance Period, forfeiture conditions and such other terms and conditions as the Board Committee shall determine. The Board Committee may determine performance levels pursuant to which the number of Performance Shares, Performance Units, or Cash-Based Units earned may be less than, equal to, or greater than, the number of Performance Shares, Performance Units, or Cash-Based Units awarded based upon the Performance Objectives stated in the award.
     5.2 Payouts.
          (a) Performance Shares. Performance Shares that have been earned shall immediately become nonforfeitable and the Shares underlying such award of Performance Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may, at the Company’s option, be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.
          (b) Performance Units and Cash-Based Units. Performance Units and Cash-Based Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Performance Unit Award Agreement or the Cash-Based Unit Award Agreement, as the case may be. Payout of a Performance Unit Award or a Cash-Based Unit Award may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout of a Performance Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee. Any payout of a Cash-Based Unit Award in Shares shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.
     5.3 Rights as Shareholders.
          (a) Performance Shares — Voting. Subject to the provisions of the applicable Performance Share Award Agreement and unless otherwise provided or determined by the Board Committee, during the Performance Period Participants may exercise full voting rights with respect to all Performance Shares granted under Section 5.1 hereof.
          (b) Performance Units and Cash-Based Units. Subject to the provisions of the applicable Performance Unit Award Agreement or Cash-Based Unit Award Agreement, and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying a Performance Unit or Cash-Based Unit until such time, if any, as any underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.
          (c) Dividend Equivalents. No dividends or Dividend Equivalents shall be paid on outstanding unvested or unearned Performance Shares or Performance Units. However, the Board Committee may specify that a Performance Share or Performance Unit will accrue Dividend Equivalents in an amount equal to the cash dividends or other distribution, if any, which are paid with respect to issued and outstanding shares of Common Stock during the Performance Period. If Dividend Equivalents are included with a Performance Share Award or Performance Unit Award, the Dividend Equivalents will, as determined by the Board Committee, be paid in cash or shares of Common Stock at the time of vesting of such Performance Shares and at the time of payout of such Performance Units. Dividend Equivalents will, in such case, be paid with respect to all Performance Shares that have vested or Performance Units that are paid out. No Dividend Equivalents will be paid on Performance Shares or Performance Units that are forfeited or cancelled. The Board Committee may also specify that Dividend Equivalents will be deemed to be reinvested in Common Stock.

Dividend Equivalents which are deemed reinvested in Common Stock will be converted into additional Performance Shares or Performance Units and payment of the Performance Shares or Performance Units shall include the value of such additional Performance Shares or Performance Units. No interest shall be paid on a Dividend Equivalent or any part thereof.
     5.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, the number of Performance Shares or Performance Units (and in each case, accrued Dividend Equivalents thereon, if any) to which the Participant shall be entitled, and the number of Cash-Based Units, if any, to which the Participant shall be entitled, shall be determined in accordance with the applicable Award Agreement. All remaining Performance Shares, Performance Units or Cash-Based Units as to which the Participant may not be entitled, as well as any accrued Dividend Equivalents on such Performance Shares or Performance Units, shall be forfeited, subject to such exceptions, if any, authorized by the Board Committee.
     5.5 Transfer of Employment. If a Participant transfers employment from one business unit of the Company or any of its Subsidiaries or Affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of Performance Shares, Performance Units or Cash-Based Units, as well as any accrued Dividend Equivalents, as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.
6. Restricted Stock Awards and Restricted Unit Awards.
     6.1 Awards. Restricted Stock Awards and Restricted Unit Awards, subject to such Restriction Period and such other restrictions as to vesting and otherwise as the Board Committee shall determine, may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. To the extent permitted by Section 409A of the Code, the Board Committee may, in its sole discretion at the time of the grant of the award of Restricted Stock or Restricted Units or at any time thereafter, provide for the early vesting of such award prior to the expiration of the Restriction Period. Each award under this Section 6.1 of Restricted Stock shall be evidenced by an Award Agreement (“Restricted Stock Award Agreement”), and each award under this Section 6.1 of Restricted Units shall be evidenced by an Award Agreement (“Restricted Unit Award Agreement”), which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.
     6.2 Payouts.
          (a) Restricted Stock. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Stock Award Agreement, the Restricted Stock shall immediately become nonforfeitable and the Shares underlying such award of Restricted Stock shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.
          (b) Restricted Units. Restricted Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Restricted Unit Award Agreement. Payout of a Restricted Unit Award may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout of a Restricted Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.

     6.3 Rights as Shareholders.
          (a) Restricted Stock. Subject to the provisions of the applicable Restricted Stock Award Agreement and unless otherwise provided or determined by the Board Committee, during the Restriction Period Participants may exercise full voting rights with respect to the Shares of Restricted Stock granted under Section 6.1 hereof and shall be entitled to receive Dividend Equivalents (rather than dividends) paid with respect to those Shares.
          (b) Restricted Units. Subject to the provisions of the applicable Restricted Unit Award Agreement and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying a Restricted Unit until such time, if any, as the underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee. The Board Committee may provide in a Restricted Unit Award Agreement for the payment of Dividend Equivalents to the Participant at such times as paid to shareholders generally or at the time of vesting or other payout of the Restricted Units.
     6.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, the number of Shares of Restricted Stock or Restricted Units subject to the award, if any, to which the Participant shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Stock or Restricted Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.
7. Stock Options.
     7.1 Option Grants. Options may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The number of Shares subject to each Option granted to each Participant, the term of each Option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by an Award Agreement (“Option Agreement”), which shall specify the type of Option granted, the Option Price, the term of the Option, the number of Shares subject to the Option, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.
     7.2 Payment of Option Price; Cashless Exercise. No Shares shall be issued upon exercise of an Option until full payment of the aggregate Option Price by the Participant. Upon exercise, the Option Price may be paid by: (i) delivery of cash and/or Shares (whether actually delivered or through attestation) having a Fair Market Value equal to the aggregate Option Price; or (ii) if permitted by the Board Committee, by directing the Company to retain all or a portion of the Shares otherwise issuable to the Participant under the Plan pursuant to such exercise having a Fair Market Value equal to the aggregate Option Price. To the extent permitted by applicable law, if permitted by the Board Committee, a grant may provide for the deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In such case, the Company shall have received a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate Option Price, and, if requested, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinated procedures with one or more brokerage firms.
     7.3 Rights as Shareholders. Participants shall not have any rights as a shareholder with respect to any Shares subject to an Option, unless and until such Shares have been issued upon the proper exercise of such Option, which issuance may, at the option of the Company, be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.
     7.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, whether the Options granted hereunder shall be exercisable or not and the other applicable terms and conditions shall be determined in accordance with the applicable Option Agreement.
     7.5 Limits on Incentive Stock Options. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent the aggregate Option Price of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such Options shall be treated as Non-Qualified Stock Options. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
     7.6 Limits on Option Repricing. Notwithstanding any provision of the Plan to the contrary, the repricing of an Option is prohibited without the prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its Option Price other than in connection with a Share Change or a change in the Company’s capitalization (as set forth in Section 3.2); (ii) repurchasing an Option for cash or cancelling an Option in exchange for another Award, in either case, at a time when its Option Price is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs in connection with a Share Change or a change in the Company’s capitalization (as set forth in Section 3.2); and (iii) any other action treated as a repricing under U.S. generally accepted accounting principles.
8. Stock Appreciation Rights.
     8.1 SAR Grants. Stock Appreciation Rights may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either: (i) in tandem with an Option; or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the number of Shares subject to the SAR on the Grant Date. In the event the SAR is granted in tandem with an Option, the price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by an Award Agreement (“Stock Appreciation Right Agreement”), which shall specify whether the SAR is granted in tandem with an Option, the price from which appreciation shall be computed for the SAR, the term of the SAR, the number of Shares subject to the SAR, the conditions upon which the SAR vests and such other terms and conditions as the Board Committee shall determine. In no event shall a SAR be exercisable any later than ten (10) years from the Grant Date.
     8.2 Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in tandem with Options may be exercised only to the extent the related Options are then exercisable. Upon exercise of a SAR granted in tandem with an Option as to all or some of the Shares subject to such SAR, the related Option shall be automatically canceled to the extent of the number of Shares subject of the exercise of the SAR, and such Shares shall no longer be available for grant hereunder. If the related Option is exercised as to some or all of the Shares underlying such Option, the related SAR shall automatically be canceled to the extent of the number of Shares subject to the exercise of the Option, and such Shares shall no longer be available for grant hereunder.
     8.3 Payment upon Exercise. Upon exercise of a SAR, the holder shall be paid, in cash and/or Shares as set forth in the Stock Appreciation Right Agreement, the excess of the Fair Market Value of the number of Shares subject to the exercise over the price for such number of Shares, which in the case of a SAR granted in tandem with an Option shall be the Option Price for such Shares.
     8.4 Rights as Shareholders. Participants shall not have any rights as a shareholder with respect to any Shares subject to a SAR nor with respect to any Shares subject to an Option granted in tandem with a SAR unless and until such Shares have been issued upon the proper exercise of the SAR or the related Option, which issuance may at the option of the Company be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; or (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee.
     8.5 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, whether SARs granted hereunder shall be exercisable or not and the other terms and conditions shall be determined in accordance with the applicable Stock Appreciation Right Agreement.
     8.6 Limits on SAR Repricing. Notwithstanding any provision of the Plan to the contrary, the repricing of a SAR is prohibited without the prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a SAR to lower the price from which appreciation shall be computed other than in connection with a Share Change or a change in the Company’s capitalization (as set forth in Section 3.2); (ii) repurchasing a SAR for cash or cancelling a SAR in exchange for another Award, in either case, at a time when the price from which appreciation shall be computed is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs in connection with a Share Change or a change in the Company’s capitalization (as set forth in Section 3.2); and (iii) any other action treated as a repricing under U.S. generally accepted accounting principles.
9. Other Share-Based Awards. Subject to the limits set forth in Section 3.1, but notwithstanding any other provision in the Plan, awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (including, but not limited to, bonus stock, Shares which are subject to restrictions on transferability, or similar securities or rights) (“Share-Based Awards”), may be made, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Such Share-Based Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may, in its sole discretion, determine the terms and conditions of any such Share-Based Award. Each such Share-Based Award shall be evidenced by an Award Agreement which shall specify the number of Shares subject to the Share-Based Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine. Share-Based Awards in the form of restricted shares or units are not required to be subject to any minimum vesting period.
10. Non-Employee Director Deferred Units.
     10.1 Awards. This Section 10 shall not be effective unless and until the Board Committee determines to establish a program pursuant to this section. The Board Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 13.8(b) with respect to Section 409A of the Code, may establish one or more programs pursuant to this Section 10. The Board Committee may, after the effectiveness of this section, from time to time and upon such terms and conditions as it may determine, authorize the granting of Deferred Units to Non-Employee Directors. The Deferred Units will constitute an agreement by the Company to deliver Shares to the Non-Employee Director in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Board Committee may specify. The Deferred Units shall be credited to a Deferred Units Account when granted. Except as may be provided in a Deferred Unit Award Agreement (to the extent permitted by applicable law), the Non-Employee Director granted Deferred Units shall have no right to transfer any rights under the award of Deferred Units. The Non-Employee Director granted Deferred Units shall have no rights of ownership in the Deferred Units and shall have no right to vote them, but the Board Committee may, at or after the Grant Date, authorize the payment of Dividend Equivalents on the Shares underlying the Deferred Units on either a current or deferred or contingent basis, either in cash or additional Shares. Each Award under this Section 10.1 of Deferred Units shall be evidenced by an Award Agreement (“Deferred Unit Award Agreement”), which shall specify the available forms of payment, the timing of any elections with respect to payment, the ability to reallocate the Deferred Units to subaccounts that are invested in investment funds other than a Harris stock fund, and such other terms and conditions as the Board Committee shall determine.
     10.2 Payments in Connection with Change in Control. Notwithstanding anything contained in the Plan to the contrary, within 90 days following a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), the Company shall pay to each Director (or former Director), in a lump sum, the Deferred Units in such Director’s Deferred Units Account. This Paragraph may not be amended, altered or modified following such a Change in Control.
     10.3 Termination of Service. If a Non-Employee Director ceases to be a Director for any reason, the Director’s Deferred Units Account shall be paid to the Director in accordance with the Deferred Unit Award Agreement.
11. Change in Control.
     11.1 Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:
          (i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));
          (ii) individuals who, on July 3, 2010, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 3, 2010, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
          (iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”); or
          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
          (v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.
          Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
     11.2 Acceleration of Benefits. Except and unless the Board Committee determines otherwise at the time of grant of a particular Award or Awards, and as set forth in the applicable Award Agreement, upon the occurrence of a Change in Control: (i) any Awards outstanding as of the date of such Change in Control that are subject to vesting requirements and that are not then vested, shall become fully vested; (ii) all then-outstanding Options and SARs shall be fully vested and immediately exercisable, provided that in no event shall any Option or SAR be exercisable beyond its original expiration date; and (iii) all restrictions regarding the Restriction Period and all other conditions prescribed by the Board Committee, if any, with respect to grants of Cash-Based Unit Awards, Performance Shares, Performance Units, Restricted Stock, Restricted Units, or Share-Based Awards, shall automatically lapse, expire and terminate and all such awards shall be deemed to be fully earned. Notwithstanding the foregoing, if an Award is “deferred compensation” within the meaning of Section 409A of the Code, then notwithstanding that the Award shall be deemed to be fully vested and earned pursuant to this Section 11.2 upon a Change in Control, unless the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), in no event shall payment with respect to the Award be made at a time other than the time payment would be made in the absence of the Change in Control.
12. Amendment or Termination of Plan.
     (a) Amendment or Termination of Plan. Until such time as a Change in Control shall have occurred, the Board may, to the extent permitted by Section 409A of the Code, amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would adversely impair the rights of a Participant who has received an Award without the consent of said Participant; and, provided, further, that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would increase the number of Shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. After a Change in Control, the Board shall no longer have the power to amend, suspend or terminate the Plan or any part thereof.
     (b) Foreign Jurisdictions. In order to facilitate the making of any grant or combination of grants under the Plan, the Board Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company, any Subsidiary or any Affiliate outside of the United States of America, as the Board Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan or any Award Agreement as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
13. Miscellaneous.
     13.1 No Right to Continued Employment or Service or to Participate. Nothing in the Plan or in the grant of any Award or in any Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate any Participant’s employment or service with the Company or any of its Subsidiaries or Affiliates at any time, nor confer upon any Participant any right to continued employment or service with the Company or any of its Subsidiaries or Affiliates. Neither the adoption of the Plan nor any action by the Company, the Board, Board Committee or any director or officer of the Company shall be deemed to give any Employee or Non-Employee Director any right to be designated as a Participant under the Plan.
     13.2 Withholding for Taxes; Offset. The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy Federal, state, local or foreign tax or withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit or require a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company (whether by actual delivery or through attestation), Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares otherwise issuable or cash otherwise to be delivered to the Participant under the Plan. The Company may, to the extent permitted by applicable laws (including Code Section 409A), offset against any payments to be made to a Participant under the Plan any amounts owing to the Company, its Subsidiaries or Affiliates from the Participant for any reason.
     13.3 Other Compensation and Benefit Plans. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement or compensation plan of the Company or any of its Subsidiaries or Affiliates and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation, including, without limitation, under any pension, retirement or severance benefits plan, except to the extent specifically provided by the terms of any such plan. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate or Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for Employees or Non-Employee Directors.
     13.4 Waiver of Restrictions. To the extent permitted by Section 409A of the Code, the Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.
     13.5 Limits on Transferability of Awards, Etc. Except as permitted by this Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, hypothecated, encumbered, or otherwise disposed of or transferred by a Participant except by will or the laws of descent and distribution in the event of the Participant’s death (to the extent such Award by its terms, survives the Participant’s death). Awards granted under the Plan shall not be subject to execution, attachment, change, alienation or similar process. The Board Committee may, in its discretion, expressly authorize in an Option Agreement or Stock Appreciation Right Agreement that all or a portion of the Options or SARs granted to a Participant (other than Incentive Stock Options) be on terms which permit transfer by such Participant (i) to immediate family members of the Participant or to a trust, partnership or limited liability company for the benefit of such immediate family members, (ii) pursuant to domestic relations orders referred to in Rule 16a-12 under the Exchange Act, and (iii) to other transferees permitted by the Board Committee in its discretion (such transferees of a Participant are referred to as “Permitted Transferees”) provided that (A) there may be no payment of consideration (other than release of marital rights) for any such transfer, (B) the applicable Award Agreement shall specifically provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options and SARs shall be prohibited except, without consideration for such transfer, to the Participant or a Permitted Transferee of the Participant. The Board Committee may, in its discretion, create further conditions and requirements for the transfer of Options and SARs. Following transfer, Options and SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; the Participant shall remain subject to applicable tax withholding; the events of termination of employment or service of a Participant shall continue to be applied with respect to the Permitted Transferee; and all other terms of the Options and SARs shall remain unchanged. All Options and SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact or by a Permitted Transferee.
     13.6 Adjustment of Awards. Subject to Sections 7.6, 8.6 and 12, the Board Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Objectives or in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that no such adjustment shall adversely impair the rights of any Participant without his or her consent and that any such adjustment shall be made in a manner consistent with Section 409A of the Code (to the extent applicable thereto) and in the case of a Qualified Performance-Based Award, Section 162(m) of the Code. The Board Committee may not make any such adjustment with respect to any Qualified Performance-Based Award if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m) of the Code. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another company or business entity, the Board Committee may, in its discretion but subject to the requirements of Section 409A of the Code, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
     13.7 Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services to the Company, any Subsidiary or any Affiliate.
     13.8 Deferral.
          (a) Section 162(m) Related Deferral. Notwithstanding anything contained herein to the contrary, if permitted under Section 409A of the Code, in the event that any Award shall be ineligible for treatment as “other performance based compensation” under Section 162(m) of the Code, the Board Committee, in its sole discretion, shall have the right with respect to any Executive Officer who is, in the year any Award hereunder otherwise would become deductible by the Company, a “covered employee” under Section 162(m) of the Code, to defer such Executive Officer’s receipt of such Award until the Executive Officer is no longer a “covered employee” or until such time as shall be determined by the Board Committee, provided that the Board Committee may effect such a deferral only in a situation where the Board Committee reasonably anticipates that the Company would be prohibited a deduction under Section 162(m) of the Code and such deferral shall be limited to the portion of the Award that reasonably is anticipated not to be deductible. In no event shall the provisions of this Section 13.8(a) apply to Options or SARs.
          (b) Other Deferral. Except with respect to Options and SARs, the Board Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Board Committee, the Board Committee shall establish written rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
     13.9 Securities Laws. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Board Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Board Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such Shares.

     13.10 Impact of Restatement of Financial Statements upon Previous Awards. If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Board Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Board Committee shall determine. The Board Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Board Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise (subject, in each of subclause (ii), (iii) and (iv), to applicable law, including without limitation Section 409A of the Code, and the terms and conditions of the applicable plan, program or arrangement). This Section 13.10 shall be a non-exclusive remedy and nothing contained in this Section 13.10 shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 13.10.
     13.11 Compliance with Section 409A of the Code. All Awards under the Plan are intended to be exempt from (or comply with) the requirements of Section 409A of the Code to the maximum extent permitted. To the extent applicable, the Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with the Plan is guaranteed under the Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection with the Plan.
     13.12 Tax Penalty Avoidance. The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice. The Company, Participants and any other party having any interest herein are hereby informed that the U.S. Federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (a) avoiding penalties under the Code or (b) promoting, marketing or recommending to any party any transaction or matter addressed herein.
     13.13 Governing Law and Interpretation. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any agreement governing an Award shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Unless otherwise indicated, all “Section” references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.
     13.14 Severability. Notwithstanding any other provision or Section of the Plan, if any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Board or the Board Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Board Committee, materially altering the intent of the Plan or Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
     13.15 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
     13.16 Waiver of Claims. Each Participant recognizes and agrees that prior to being selected by the Board Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Board Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).
     13.17 Effective Date and Term.
          (a) Effective Date and Term of Plan. The Plan initially became effective upon approval by the shareholders of the Company at the 2005 Annual Meeting of Shareholders (the “Plan Effective Date”) and, the Plan as amended and restated hereby is effective on August 27, 2010. The terms of the Plan as hereby amended and restated shall govern Awards granted on or after August 27, 2010. Awards granted prior to August 27, 2010 shall continue to be governed by the terms of the 2005 Equity Incentive Plan, prior to amendment and restatement. All Awards granted under the Plan must be granted within ten (10) years from the Plan Effective Date. Any Awards outstanding ten (10) years after the Plan Effective Date may be exercised within the periods prescribed under or pursuant to the Plan.
          (b) Predecessor Plans. Upon the Plan Effective Date, no further grants or awards were permitted under the 2000 Stock Incentive Plan. All grants and awards under the Predecessor Plans that remain outstanding shall be administered and paid in accordance with the provisions of the Predecessor Plans and the applicable award agreement.
     Approved and adopted by the Board of Directors the 27th day of August 2005 and amended and restated the 28th day of August 2010.

Attested:
/s/ SCOTT T. MIKUEN
Secretary